Calculation of Filing Fee Tables
S-8
Cogent Biosciences, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share (the "Common Stock"), to be issued pursuant to the Amended and Restated Cogent Biosciences, Inc. 2018 Stock Option and Incentive Plan (the "2018 Plan")	457(a)	6,439,201	$ 36.93	$ 237,799,692.93	0.0001381	$ 32,840.14
2	Equity	Common Stock to be issued pursuant to the Cogent Biosciences, Inc. 2018 Employee Stock Purchase Plan (the "ESPP")	457(a)	125,000	$ 31.39	$ 3,923,750.00	0.0001381	$ 541.87
3	Equity	Common Stock to be issued pursuant to the Cogent Biosciences, Inc. 2020 Inducement Plan (the "Inducement Plan")	457(a)	1,500,000	$ 36.93	$ 55,395,000.00	0.0001381	$ 7,650.05
Total Offering Amounts:						$ 297,118,442.93		$ 41,032.06
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 41,032.06
Offering Note
[1]	In addition to the number of shares of the Common Stock of the Registrant stated above, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The amount registered represents an automatic increase to the number of shares available for issuance under the 2018 Plan in accordance with the automatic annual increase provision therein, effective as of January 1, 2026. The price of $36.93 per share, which is the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Select Market on February 11, 2026, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act and has been used as these shares are without a fixed price

[2]	In addition to the number of shares of the Common Stock of the Registrant stated above, pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The amount registered represents an automatic increase to the number of shares available for issuance under the ESPP in accordance with the automatic annual increase provision therein, effective as of January 1, 2026. The price of $31.39 per share is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and is based on 85% of $36.93, which is the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Select Market on February 11, 2026. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

[3]	In addition to the number of shares of the Common Stock of the Registrant stated above, pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The amount registered represents additional shares added to the Inducement Plan. The price of $36.93 per share, which is the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Select Market on February 11, 2026, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act and has been used as these shares are without a fixed price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A